                                                                   EXHIBIT 10.15

                           AGREEMENT TO SUB-SUBLEASE

     This Sub-Sublease is dated for reference purposes this 16th day of October, 1998 and is entered into by and between SCIENT CORPORATION, a California corporation ("Sub-Sublessor"), and NORTHPOINT COMMUNICATIONS, INC., a Delaware corporation ("Sub-Sublessee"). Sub-Sublessor agrees to sub-sublease to Sub-Sublessee, and Sub-Sublessee agrees to sub-sublease from Sub-Sublessor, those certain premises situated in the City and County of San Francisco, consisting of approximately Twelve Thousand Forty Two (12,042) rentable square feet of space located on the 6th floor of the building commonly known as 720 California Street (the "Building"), more particularly set forth on Exhibit "A" hereto (the "SubSubleased Premises").

                                   ARTICLE I

                       MASTER LEASE AND OTHER AGREEMENTS

     1.1  Master Lease and Other Agreements. Except as specifically set forth
          ---------------------------------
herein, this Sub-Sublease is subject and subordinate to all of the terms and conditions of the Lease Agreement dated September 20, 1996, between PRIME HOLDINGS INCORPORATED, a California corporation ("Master Lessor") and GOODBY, SILVERSTEIN & PARTNERS, INC., a California corporation ("Lessee"), as amended by that certain First Amendment to Lease Agreement dated February 28, 1997 (collectively, "Master Lease"), and is subject and subordinate to all of the terms and conditions of the Sublease dated February 16, 1998, between GOODBY, SILVERSTEIN & PARTNERS, INC., a California corporation) "Sublessor") and SCIENT CORPORATION, a Delaware corporation ("Sublessee" and now "Sub-Sublessor" under this Sub-Sublease). Sub-Sublessee hereby assumes and agrees to perform all of the obligations of Lessee under the Master Lease, and of Sublessee under the Sublease, as each may be applicable to the Sub-Subleased Premises. A copy of the Master Lease is attached hereto as Exhibit "B", and a copy of the Sublease is attached hereto as Exhibit "C", and each is incorporated herein by this reference. Sub-Sublessee shall not Commit or permit to be committed any act or omission which would violate any term or condition of the Master Lease or of the Sublease. Sub-Sublessee shall neither do nor permit anything to be done which would cause the Master Lease or the Sublease to be terminated or forfeited by reason of any fight of termination or forfeiture reserved or vested in Master Lessor under the Master Lease, or in Sublessor under the Sublease. Sub-Sublessee shall indemnify and hold SubSublessor harmless from and against all liability, judgment, costs, demands, claims, and damages of any kind whatsoever (including, without limitation, attorneys' fees and court costs) by reason of any failure on the part of Sublessee to perform any of the obligations of Lessee under the Master Lease, or of Sublessee under the Sublease which Sub-Sublessee has become obligated hereunder to perform. In the event of the termination of Sub-Sublessor's interest as Sublessee under file Sublease for any reason, then this Sub-Sublease shall terminate automatically upon such termination without any liability of Sublessor or SubSublessor, (unless such termination is due to Sub-Sublessor's breach of, or default under, the Sublease or Sub-Sublessor's agreement to terminate the Sublease prior to the scheduled Expiration date (defined below) of this Sub-Sublease) to Sub-Sublessee. Sub-

Sublessee represents and warrants to Sub-Sublessor that it has read and is familiar with the Master Lease and the Sublease, Sub-Sublessor represents to Sub-Sublessee that the Sublease is in full force and effect and that no notices of default have been sent or received by Sub-Sublessor with respect to the Sublease, nor to the present reasonable knowledge of Sub-Sublessor has any event or condition occurred which, with the passing of time or the giving of notice, would result in an event of default by Sub-Sublessor under the Sublease. If the Sub-Sublessor receives any notice or demand from Lessee under the Sublease With respect to the Sub-Subleased Premises, Sub-Sublessor shall promptly deliver a true and correct copy of same to Sub-Sublessee.

     1.2  Applicable Provision. All of the terms and conditions contained in the
          --------------------
Master Lease, except for those terms excluded in Paragraph 3(a) of the Sublease, and in the Sublease, except for paragraphs 4(a)-(c) and (d) last sentence, 5(a), 5(c), 8, 9, and 12(a), and except for those terms directly contradicted by the terms and conditions contained in this document, am incorporated herein and shall be terms and conditions of this Sub-Sublease (with each reference therein to "Landlord," "Tenant," "Lease", "Sublessor", "Sublessee" and "Sublease" to be deemed to refer to Sub-Sublessor, Sub-Sublessee, and Sub-Sublease, respectively) and along with all of the following terms and conditions set forth in this document, shall constitute the complete terms and conditions oft his Sub-Sublease.

     1.3  Obligations of Sub-Sublessor. Notwithstanding anything herein
          ----------------------------
contained, the only services or rights to which Sub-Sublessee is entitled hereunder are those to which SubSublessor is entitled under the Sublease, and for all such services and rights Sub-Sublessee shall look solely to the Sublessor under the Sublease or the Lessor under the Master Lease, and the obligations of Sub-Sublessor hereunder shall be limited to using its reasonable good faith efforts to obtain the performance by Sublessor and Lessor of their respective obligations. Sub-Sublessor shall have no liability to Sub-Sublessee or any other person for damage of any nature whatsoever as a result of the failure of Sublessor to perform said obligations except for Sublessor's termination of the Sub-Sublessor's interest as Sublessee under the Sublease in the event of Sub-Sublessor's breach of the Sublease, and Sub-Sublessee shall indemnify and hold Sub-Sublessor harmless from any and all claims and liability whatsoever for any such damage including, without limitation, all costs and attorneys' fees incurred in defending against same. Sub-Sublessor shall indemnify and hold Sub-Sublessee harmless tom any and all claims and liability for any damage arising from Sub-Sublessor's failure to pay Rent or Additional Rent to Sublessor, if such Rent and/or Additional Rent has been paid by Sub-Sublessee to Sub-Sublessor.

                                   ARTICLE 2

                                      TERM

     2.1  Term. The term of this Sub-Sublease shall commence on October 18, 1998
          ----
("Commencement Date"), subject to the consent of Master Lessor and Sublessor being executed. The term of this SubSublease shall end on February 26, 2000, or upon the expiration or sooner term/nation of the Sublease, unless sooner terminated pursuant to any provision thereof (the "Expiration Date"). Sub-Sublessor shall have no obligation to Sub-Sublessee to exercise any options to extend it may have under the Sublease.

     2.2  Option to Extend.  SubSublease shall have no option to extend this
          ----------------
SubSublease.

                                   ARTICLE 3

                                      RENT

     3.1  Rent. Sub-Sublessee shall pay to Sub-Sublessor each month during the
          ----
term of this Sub-Sublease monthly rent in the amount of Thirty Six Thousand One Hundred Twenty Six Dollars ($36,126.00) ("Rent"), in advance on or before the Commencement Date for the first month, and on or before the first of each month thereafter. Rent for partial month, a the commencement or termination of this Sub-Sublease shall be prorated. Rent shall be paid to the Sub-Sublessor at its business address noted herein or at any other place Sub-Sublessor may from time to time designate by written notice mailed or delivered to Sub-Sublessee. Upon execution of this Sub-Sublease by Sub-Sublessee, Sub-Sublessee shall pay to Sub-Sublessor the first month's Rent. Rent shall commence on the later of November 1, 1998 or the consent of Master Lessor and Sublessor to this Sub-Sublease ('Tent Commencement"), with the rent for the period of time from Commencement Date to Rent Commencement being spread out over the term of the Agreement and is covered in the Rent rate set forth above.

     3.2  Late Charge. Sub-Sublessee acknowledges that the late payment of rent
          -----------
or any other sum due from Sub-Sublessee will cause Sub-Sublessor to incur costs not contemplated by this Sub-Sublease, the exact amount of such costs being extremely difficult and impractical to fix. Therefore, if any rent or other amount due from Sub-Sublessee is not received by Sub-Sublessor within five (5) days after the due date thereof, Sub-Sublessee shall lay to Sub-Sublessor upon demand the additional sum of five percent (5%) of the total sum due as a late charge, The parties agree that this late charge represents a fair and reasonable estimate of the costs that Sub-Sublessor will incur by reason of the late payment by Sub-Sublessee. Acceptance by Sub-Sublessor of a late charge shall not constitute a waiver by Sub-Sublessor of any default of Sub-Sublessee nor prevent Sub-Sublessor from exercising any right or remedy hereunder. Such late charge shall constitute and be due as additional rent.

     3.3  Additional Rent. Sub-Sublessee shall pay to Sub-Sublessor, as
          ---------------
additional rent ("Additional Rent"), its pro rata share (defined in the Sublease) of any Additional Sublease Rent payments payable by Sub-Sublessor under the Sublease commencing June 1, 1999, Sub-Sublessee shall pay such
                              ------
Additional Rent at the same time and in the same Base Rent, subject to the provisions of the Master Lease. If Sub-Sublessee shall procure any additional services from Master Lessor or from Sublessor, including but not limited to "Utility Usage" as defined in the Sublease, Sub-Sublessee shall make such payment to Sublessor or Master Lessor, as Sub-Sublessor shall direct as those costs are incurred by Sub-Sublessee. Any rent or other sums payable by Sub-Sublessee under this Section 3.3 shall constitute and be due as Additional Rent. Sub-Sublessor and Sub-Sublessee agree that additional rent under Article 3.3 shall not exceed $5,000 for calendar year 1999.

                                   ARTICLE 4
                            [Intentionally Omitted]

                                   ARTICLE 5

                                SECURITY DEPOSIT

      5.1  Security Deposit. Upon execution hereof, Sub-Sublessee shall deposit
           ----------------
with Sub-Sublessor the sum of Seventy-Two Thousand Two Hundred Fifty-Two and no/100 Dollars ($72,252.00) as and for a Security Deposit to secure Sub-Sublessee's full and timely performance of all of its obligations hereunder. If SubSublessee fails to pay rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this Sub-Sublease, Sub-Sublessor may (but shall not be obligated to) use, apply, or retain all or any portion of said deposit for payment of any sum for which Sub-Sublessee is obligated or which will compensate Sub-Sublessor for any loss or damage which Sub-Sublessor may suffer thereby. Any such use, application, or retention shall not constitute a waiver by Sub-Sublessor of its right to enforce its other remedies hereunder, at law, or in equity. If any portion of said deposit is so used, applied, or retained, Sub-Sublessee shall, within 10 days after delivery of written demand from Sub-Sublessor, restore said deposit to its original amount. Sub-Sublessee's failure to do so shall constitute a Default of this Sub-Sublease. Sub-Sublessor shall not be a trustee of such deposit, and shall not be required to keep this deposit separate from its accounts. Sub-Sublessor alone shall be entitled to any interest or earnings thereon and SubSublessor shall have the free use of same. So much of the deposit as remains shall be returned to SubSublessee (without payment of interest or earnings thereon) within 30 days after the later of (i) expiration or sooner termination of the term hereof, or
(ii) Sub-Sublessee's surrender of possession of the Sub-Subleased Premises to Sub-Sublessor.

                                   ARTICLE 6

                       CONDITION OF SUB-SUBLEASE PREMISES

     6.1  Condition of the Sub-Subleased Premises. Sub-Sublessor represents that
          ---------------------------------------
to Sub-Sublessor's reasonable knowledge, as of the Commencement Date, the Building systems serving the Sub-Subleased Premises are in good working order and repair. Sub-Sublessee agrees and hereby stipulates with Sub-Sublessor that the Sub-Sublease Premises are in good condition and ready for occupancy on the date of this Sub-Sublease, and that, except as other specifically set forth herein, Sub-Sublessee accepts the Sub-Subleased Premises "as-is", without warranties or representations of any from Sub-Sublessor.

                                   ARTICLE 7

                                   INSURANCE

     7.1  Insurance on the Sub-Subleased Premises. Sub-Sublessee shall secure
          ---------------------------------------
and maintain, at Sub-Sublessee's expense, commercial general liability insurance which insures against claims for bodily injury, bodily injury, advertising injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Sub-Subleased Premises and the Building, with a Two Million Dollar ($2,000,000.00) aggregate limit, to apply on a per location basis. Such insurance shall name Master Lessor, Sublessor and Sub-Sublessor, their trustees, officers, directors, agents end employees, mortgagees and representatives, as additional insureds.

                                   ARTICLE 8

                                   UTILITIES

     8.1  Interruption of Service. Sub-Sublessor, Sublessor, or Master Lessor
          -----------------------
shall not be liable to Sub-Sublessee for any interruption or failure of any utilities or services to the Sub-Subleased Promises nor shall such constitute a constructive eviction or give rise to a right of rent offset or abatement or affect the obligations of Sub-Sublessee under this SubSublease in any other way whatsoever.

                                   ARTICLE 9

                                INDEMNIFICATION

     9.1  Of Sub-Sublessor. Sub-Sublessee acknowledges that for purposes of
          ----------------
indemnification of Sub-Sublessor by Sub-Sublessee, Section 6 of the Sublease is hereby incorporated, where "Sublessor" shall mean Sub-Sublessor, and Sublessor jointly and severally, and "Sublessee" shall mean Sub-Sublessee.

                                   ARTICLE 10

                     ASSIGNMENT, SUBLETTING 8: ENCUMBRANCE

     10.1  Consent Required. Sub-Sublessee shall not assign this Sub-Sublease
           ----------------
nor shall Sub-Sublessee sublet, license, encumber or permit the Sub-Subleased Premises, or any part thereof; to be used or occupied by others, without the prior written consent of Sub-Sublessor, Sublessor and Master Lessor, which shall not be unreasonably withhold. The consent by Sub-Sublessor, Sublessor and Master Lessor to any assignment or subletting shall not waive the need for Sub-Sublessee (and Sub-Sublessee's assignee or subtenant) to obtain the consent of Sub-Sublessor, Sublessor and Master Lessor to any different or further assignment or subletting.

     10.2  Failure to Comply. Any assignment, encumbrance or sublease which is
           -----------------
attempted or created without Sub-Sublessor's, Sublessor's and Master Lessor's prior written consent shall be voidable by SubSublessor and shall constitute a default and material breach of this Sub-Sublease. No consent to any assignment or sublease shall constitute a waiver of the provisions of this Section and no further assignment or subletting shall be made without Sub-Sublessor's prior written consent.

     10.3  Sub-Sublessor's Costs. If Sub-Sublessee requests Sub-Sublessor to
           ---------------------
consent to a proposed assignment or subletting, Sub-Sublessee shall pay to Sub-Sublessor within thirty (30) days following demand therefor accompanied by reasonable backup documentation, whether or not consent is ultimately given, Sub-Sublessor's reasonable attorney's fees, accountant's fees, and other expenses incurred in connection with each such request, not to exceed the sum of One Thousand Dollar ($1,000.00) and in addition, any sums due Lessor or Sublessor for their review, for any one proposed assignee or subtenant (but this limitation shall not apply in the event that Sub-Sublessee or such proposed assignee or subtenant acts unreasonably in a way that causes Sub-Sublessor additional time or effort in considering approval). The costs due under this paragraph shall be as Additional Rent.

     10.4  Deemed Reasonable.  Sub-Sublessor's consent to such proposed
           -----------------
assignment or sublet shall not be unreasonably withheld. The parties agree that it shall be deemed reasonable for Sub-Sublessor to withhold consent if any condition herein set forth (which conditions are not exclusive) has not been satisfied. Sub-Sublessor and Sub-Sublessee agree that Sub-Sublessor's right to approve assignment and/or subletting of Sub-Sublessee's interest under this SubSublease does not in any way constitute an unreasonable restraint on alienation, and that Sub-Sublessor's exercise of such approval right, if such exercise is reasonable, shall not in any way constitute a breach of any duty of good faith and fair dealing.

     10.5  Basic Standards. The standards, obligations and terms of any such
           ---------------
requested assignment or sublet shall be in accordance with the terms of the Master Lease and Sublease regarding assignment and Subletting including the right of Master Lessor or Sublessor to recapture, if applicable.

     10.6  No Release of Sub-Sublessee.  Regardless of Sub-Sublessor's consent,
           ---------------------------
no subletting or assignment shall release Sub-Sublessee of Sub-Sublessee's obligation or alter the primary liability of Sub-Sublessee to pay the rent and to perform all other obligations to be performed by Sub-Sublessee hereunder. The acceptance of rent by Sub-Sublessor from any other person shall not be deemed to be a waiver by Sub-Sublessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee, subtenant or any other successor of Sub-Sublessee, in the performance of any of the terms hereof, SubSublessor may proceed directly against Sub-Sublessee without the necessity of exhausting remedies against such assignee, subtenant or successor.

     10.7  Claim of Unreasonableness. Should Sub-Sublessee believe that Sub-
           -------------------------
Sublessor has been unreasonable in withholding or delaying consent or unreasonable in its request for information under this Article 10 as to a proposal to sublet or assign, then Sub-Sublessee shall promptly give Sub-Sublessor notice that Sub-Sublessee believes such. withholding or delaying of consent to be unreasonable. Either party may seek a declaratory judgment and/or an injunction relating to the reasonableness of Sub-Sublessor's withholding or delaying consent to an assignment or subletting, and the other party shall cooperate in the disposition of such an action or proceeding. Sub-Sublessee agrees that, in the event that Sub-Sublessor seeks such a declaratory judgment and/or an injunction by application to the appropriate judicial authority within 15 days of Sub-Sublessee's notice of claim of unreasonableness, Sub-Sublessee's remedies for Sub-Sublessor's unreasonably withholding or delaying consent or being unreasonable in its request for information shall be restricted to a declaratory judgment and an injunction for the relief sought without any money damages. The parties agree that any application for an injunction pendente lite may be treated as a motion for summary judgment and relief granted accordingly on the papers in favor of either Sub-Sublessor or Sub-Sublessee as determined by the

Court, this agreement by Sub-Sublessor being a special inducement to Sub-Sublessee for restricting SubSublessee's remedies to those provided in this Section and for waiving all others.

                                   ARTICLE 11

                                    DEFAULT

     11.1  Default Described. The occurrence of any of the following shall
           -----------------
constitute a material breach of this Sub-Sublease and a default by Sub-Sublessee ("Default"): (i) failure to pay Rent, Additional Rent, or any other amount due under this Sub-Sublease within three (3) days after the same is due; (ii) abandonment of the Sub-Subleased Premises; (iii) assignment, encumbrance or subletting in violation of the provisions hereof, or waste or nuisance or an act, omission or condition prohibited hereunder at the Sub-Subleased Premises or use of the Sub-Subleased Premises for an unlawful purpose or failure to perform any provision of this Sub-Sublease which cannot, after such failure, be performed; or (iv) Sub-Sublessee's failure to perform timely any other provision of this Sub-Sublease, provided that if such default cannot reasonably be cured within fifteen (15) days, Sub-Sublessee shall be excused from its default of this Sub-Sublease if Sub-Sublessee commences to cure the default immediately upon receipt of written notice from Sub-Sublessor to do so and continuously, diligently, and in good faith accomplishes such cure within a reasonable time thereafter.

     11.2  Sub-Sublessor's Remedies. Sub-Sublessor shall have the remedies set
           ------------------------
forth in this Article 11 if a default occurs. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

     11.3  Sub-Sublessee's Right to Possession Not Terminated. Sub-Sublessor may
           --------------------------------------------------
continue this Sub-Sublease in full force and effect, and Sub-Sublessor shall have the right to collect rent and other sums when due. During the period Sub-Sublessee is in default, SubSublessor may enter the Sub-Subleased Premises and relet them, or any part of them, to third parties for Sub-Sublessee's account and alter or install locks and other security devices at the Sub-Subleased Premises. Sub-Sublessee shall be liable immediately to Sub-Sublessor for all costs Sub-Sublessor reasonably incurs in reletting the Sub-Subleased Premises, including, without limitation, reasonable attorneys' fees, brokers' commissions, expenses of remodeling the Sub-Subleased Premises required by the reletting, and like costs. Reletting may be for a period equal to, shorter or longer than the remaining term of this Sub-Sublease and rent received by SubSublessor shall he applied to: (i) first, any indebtedness from Sub-Sublessee to SubSublessor other than rent due from Sub-Sublessee; (ii) second, all costs incurred by SubSublessor in reletting, including, without limitation, brokers' fees or commissions and attorneys fees, the cost of removing and storing the property of Sub-Sublessee or any other occupant, and the costs of repairing, altering, maintaining, remodeling or otherwise putting the Sub-Subleased Premises into condition acceptable to a new Sublessee or Sublessees; (iii) third, rent due and unpaid under this Sub-Sublease. After deducting the payment referred to in this
Section 11.3, any sum remaining from the rent Sub-Sublessor receives from reletting shall be held by Sub-Sublessor and applied in payment of future rent and other amounts as rent and such amounts become due under this Sub-Sublease, In no event shall Sub-Sublessee be entitled to any excess rent received by Sub-Sublessor.

     11.4  Termination of Sub-Sublessee's Right to Possession. Sub-Sublessor may
           --------------------------------------------------
terminate Sub-Sublessee's right to possession of the Sub-Subleased Premises or this SubSublease or both at any time after a default by Sub-Sublessee by given notice to SubSublessee of Sub-Sublessor's election to do so and such termination shall be effective on the date set forth in such notice. Acts of maintenance, efforts to relet the Sub-Subleased Premises, or the appointment of a receiver on Sub-Sublessor's initiative to protect SubSublessor's interest under this Sub-Sublease shall not constitute a termination of SubSublessee's right to possession. No act by Sub-Sublessor other than giving notice to SubSublessee shall terminate this Sub-Sublease. On termination of this Sub-Sublease, SubSublessor has the right to recover from Sub-Sublessee: (i) the worth, at the time of the award, of the unpaid rant that had been earned at the time of termination of this Sub-Sublease; (ii) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Sub-Sublease until the time of award exceeds the amount of the loss of rent that Sub-Sublessee proves could have been reasonably avoided; (iii) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that SubSublessee proves could have been reasonably avoided; (iv) any other amount, and court costs, necessary to compensate Sub-Sublessor for all detriment proximately caused by SubSublessee's default, or which in the ordinary course of things would be likely to result therefore, including, without limitation, the unamortized portion of brokers' fees or commissions and attorneys' fees incurred by Sub-Sublessor in connection with the negotiation and execution of the Sub-Sublease with Sub-Sublessee; and (v) "the worth, at the time of the award," as used in (i) and (ii) above, is to be computed by allowing interest at ten percent (10%) or such higher maximum rate then permitted by law, "The worth, at the time of the award," as referred to in
(iii), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

     11.5  Sub-Sublessor's Right to Cure Sub-Sublessee's Default. If Sub-
           -----------------------------------------------------
Sublessee fails to timely commence and diligently and continuously prosecute to completion performance of any of its obligations hereunder after notice by Sub-Sublessor or any governmental authority that it do so, then Sub-Sublessor, in addition to all other remedies available hereunder or by law and equity, and without waiving any alternative remedies, including the right to declare Sub-Sublessee in breach and default of this Sub-Sublease, may perform the same, and in that event, Sub-Sublessee shall reimburse Sub-Sublessor, upon demand, as additional rent, for all costs Sub-Sublessor incurs in taking steps to perform such obligations regardless of which party actually completes the same, together with interest from the date Sub-Sublessor incurs the cost until paid at the greater often percent (10%) per annum or the maximum rate permitted by law.

     11.6  All Sums Due and Payable as Rent. Sub-Sublessee shall also pay
           --------------------------------
without notice, or where notice is required under this Sub-Sublease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Sub-Sublessee in any of the provisions of this SubSublease assumes or agrees to pay, and, in case of any nonpayment thereof, Sub-Sublessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Sub-Sublease or by law in the case of nonpayment of rent.

     11.7  Sub-Sublessor Default.  For purposes of this Sub-Sublease, Sub-
           ---------------------
Sublessor shall not be deemed in default hereunder unless and until Sub-Sublessee shall first deliver to Sub-Sublessor thirty (30) days' prior written notice, and Sub-Sublessor shall fail to cure said default within said thirty
(30) day period, or in the event Sub-Sublessor shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure with said thirty (30) day period, and thereafter diligently to prosecute the same to completion.

                                   ARTICLE 12

               CONSENT OF MASTER LESSOR AND SUBLESSOR

     12.1  Precondition. The Master Lease and the Sublease require that Sub-
           ------------
Sublessor obtain the consent of Master Lessor and of Sublessor to any subletting by Sub-Sublessor. This Sub-Sublease shall not be effective unless, within 10 days of the date first set forth above, Master Lessor and Sublessor sign a consent to this subletting satisfactory to SubSublessor and Sub-Sublessee.

                                   ARTICLE I3

                                 MISCELLANEOUS

     13.1  Conflict with Master Lease or Sublease; Interpretation. In the event
           ------------------------------------------------------
of any conflict between the provisions of the Master Lease, the Sublease and this Sub-Sublease, the Master Lease and the Sublease, as applicable, shall govern and control except to the extent directly contradicted by the terms of this Sub-Sublease. No presumption shall apply in the interpretation or construction of this Sub-Sublease as a result of Sublessor having drafted the whole or any part hereof.

     13.2  Remedies Cumulative. The rights, privileges, elections, and remedies
           -------------------
of Sub-Sublessor in this Sub-Sublease, at law, and in equity are cumulative and not alternative.

     13.3  Waiver of Redemption.  Sub-Sublessee hereby expressly waives any and
           --------------------
all rights of redemption to which it may be entitled by or under any present or future laws in the event Sub-Sublessor shall obtain a judgment for possession of the Sub-Subleased Premises.

     13.4  Holding Over.  Any holding over by Sub-Sublessee after expiration of
           ------------
this Sub-Sublease shall be governed by the holdover provision of the Master
Lease.

                                   ARTICLE 14

                              BROKER'S COMMISSIONS

     14.1  Commission. Sub-Sublessor and Sub-Sublessee represent and warrant to
           ----------
each other that each has not dealt with any broker, agent, finder, or other such person with respect to this Sub-Sublease, except for The CAC Group ("CAC"), on behalf of Sub-Sublessor, and Grubb & Ellis Company, ("G&E"), on behalf of Sub-Sublessee, and each agrees to indemnify and hold the other harmless from any claim asserted against the other by my other broker, agent, finder, or other such person. Commissions shall be paid by Sub-lessor to CAC and G&E pursuant to a separate commission agreement.

                                  ARTICLE 15

                             NOTICES AND PAYMENTS

     15.1  Certified Mail.  Any notice, demand, request, consent, approval,
           --------------
submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail.

          Sub-Sublessor:

               444 Market Street, 29th Floor
               San Francisco, California 94105
               Attn: William Kurtz

          Sub-Sublessee:

               222 Sutter Street, 7th Floor
               San Francisco, California
               Attn: Mitch Miner

          With a copy to:

               222 Sutter Street, 7th Floor
               San Francisco, California
               Attn: Steve Gorosh

                                  ARTICLE 16

                                ATTORNEYS' FEES

     16.1  Sub-Sublessor Made Party to Litigation. If Sub-Sublessor becomes a
           --------------------------------------
party to any litigation brought by someone other than Sub-Sublessee and concerning this SubSublease, the Sub-Subleased Premises, or Sub-Sublessee's use or occupancy of the SubSubleased Premises, based upon any real or alleged act or omission of Sub-Sublessee or its authorized representatives, Sub-Sublessee shall be liable to Sub-Sublessor for reasonable attorneys' fees and court costs incurred by Sub-Sublessor in the litigation.


     16.2  Certain Litigation Between the Parties.  In the event any action or
           --------------------------------------
proceeding at law or in equity or any arbitration proceeding be instituted by a party hereof, for an alleged breach of any obligation of hereunder, the prevailing party (by judgment or settlement) in such action or proceeding shall be entitled to recover as part of such action or proceeding such reasonable attorneys' fee, expert witness fees, and court costs as may be fixed by the court or jury.

                                   ARTICLE 17

                                    EXHIBITS

     17.1  Exhibits and Attachments.  All exhibits and attachments to this Sub-
           ------------------------
Sublease are a part hereof.

     IN WITNESS WHEREOF, Sub-Sublessor and Sub-Sublessee have executed and delivered this Sub-Sublease on the date first set forth above.

SUB-SUBLESSOR                           SUB-SUBLESSEE

SCIENT CORPORATION,                     NORTHPOINT COMMUNICATIONS INC.,
a Delaware corporation                  a Delaware corporation

By:                                     By:
    ---------------------------------       --------------------------------

Its: Chief Financial Officer            Its: Chief Financial Officer

By:                                     By:
    ---------------------------------       --------------------------------

Its:                                    Its:
     --------------------------------        -------------------------------

                       CONSENT OF LESSOR AND OF SUBLESSOR

     Prime Holdings Incorporated, a California corporation, Lessor under that certain Lease Agreement dated as of September 20, 1996, and under that certain First Amendment to Lease Agreement dated as of February 28, 1997 (together, the "Master Lease"), each by and between Lessor and Goodby, Silverstein & Partners, Inc., a California corporation ("Lessee"), and Goodby, Silverstein & Partners, Inc., a California corporation ("Sublessor") under that certain Sublease dated February 16, 1998 (the "Sublease"), by and between Sublessor and Scient Corporation, a California corporation ("Sub-Sublessor"), hereby consent to the sub-sublets to NorthPoint Communications, Inc., a Delaware corporation, of the Sub-Subleased Premises described in the foregoing Sub-Sublease. This consent shall not constitute consent to any other or further sublease, nor shall it release Sub-Sublessor from direct and primary liability under the Master Lease or the Sublease, as such direct and primary liability may heretofore exist. This Consent may be signed in counterparts.

                              LESSOR:

                              PRIME HOLDINGS INCORPORATED,
                              a California corporation

Dated: October 23, 1998       By:
                                  -------------------------------

                              Its: Director


                              SUBLESSOR:

                              GOODBY, SILVERSTEIN & PARTNERS, INC.,
                              a California corporation

Dated: October 23, 1998       By:
                                  -------------------------------

                              Its: CFO